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                                                                     Exhibit 5.1


                                  [LETTERHEAD]


                                October 23, 1996


The Todd-AO Corporation
900 North Seward Street
Hollywood, CA  90038

          Re:  Registration Statement on Form S-1
               (Registration No. 333-13891)
               ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 (the "Registration Statement") filed by The Todd-AO Corporation, a Delaware corporation (the "Company") with the Securities and Exchange Commission on October 10, 1996 (Registration No. 333-13891), as amended to the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of up to an aggregate of 2,875,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to be sold by the Company in a proposed public offering (the "Offering"), all as set forth in the Registration Statement.

     As your counsel, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization and issuance of the Common Stock being sold by the Company and the sale of the Shares by the Company. Based upon the foregoing and in reliance thereof, and subject to (i) compliance with applicable state securities laws and (ii) receipt from the Securities and Exchange Commission of an order declaring the Registration Statement effective, it is our opinion that the Shares, when issued, delivered and paid for pursuant to and in accordance with the Registration Statement (and pertinent exhibits thereto), will be validly issued, fully paid and non-assessable.


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GREENBERG GLUSKER FIELDS
CLAMAN & MACHTINGER LLP


The Todd-AO Corporation
October 23, 1996
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration State, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                        Very truly yours,

                                        Greenberg Glusker Fields Claman
                                             & Machtinger LLP

                                        GREENBERG GLUSKER FIELDS CLAMAN
                                             & MACHTINGER LLP